UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.
TCG BDC II, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 6, 2018.
Dear Stockholder:
Notice is hereby given that the 2018 Annual Meeting of Stockholders (the “Meeting”) of TCG BDC II, Inc. (the “Company”) will be held on June 6, 2018 at 8:30 a.m. Eastern Time, at the offices of the Company, 520 Madison Avenue, 33rd Floor, New York, NY 10022.
Stockholders of the Company will be asked at the Meeting:

1.
To elect two Class II Directors, each to serve for a three-year term, and one Class III Director (whose initial term will expire at the Meeting) to serve for a one-year term, in each case until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To transact such other business as may properly come before the Meeting or at any postponement or adjournment thereof.
The Board of Directors unanimously recommends that you vote in favor of each proposal.
To view/download the proxy statement, proxy card and the Company’s 2017 annual report, and vote your proxy, click here: www.proxyonline.com and enter your control number.
Control#
Voting by Internet: Log on to www.proxyonline.com – Enter your control number at the time you wish to execute your vote.
If you have questions about the proposals or wish to vote your shares, please call a customer service representative at
1-800-814-9324, between 9:00 a.m. and 10:00 p.m. Eastern Time.
This communication represents only an overview of the more complete proxy materials that are available to you on the internet at: https://proxyonline.com/docs/tcgbdc22018.pdf/.
We encourage you to access and review all of the important information contained in the proxy materials before voting.

We must receive your vote by Tuesday, June 5, 2018 to be counted. Your vote is important no matter how many shares you own.
If interested, you may attend the meeting in person and vote. To obtain directions to the Meeting, please call the Company at 800-814-9324.
Request for Proxy Materials:
If you would like to receive a paper or electronic copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy using any of the options below. If you wish to receive a paper copy through the mail please make that request on or before May 25, 2018 to allow for timely delivery. If you request to receive an electronic copy please do so by May 30, 2018.

1.
By Internet - Go to www.proxyonline.com and enter the control number listed above. Once you have logged in you may request a copy of the proxy materials to be sent to your email address or to your home, your choice.

2.
By Phone - You can request either an electronic copy or hardcopy of the proxy materials by calling toll-free (800) 814-9324 and referencing the control number listed above. Representatives are available between the hours of Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

3.	By E-mail - To request a copy of the proxy materials, please send an e-mail with your control number in the subject line to the address noted below:
For a paper copy:    paperproxy@proxyonline.com
For an electronic copy:    emailproxy@proxyonline.com
We appreciate your attention to this important matter.
SHAREHOLDER PRIVACY: To ensure your privacy there is no personal information required to view or request proxy materials and/or vote.
The control number listed above is a unique identifier created for this proxy and this proxy only. It is not linked to your account number nor can it be used in any other manner other than this proxy.